                            SOUTHWEST GAS CORPORATION
                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1995

                                                 STATE OF INCORPORATION
SUBSIDIARY NAME                                   OR ORGANIZATION TYPE
---------------                                   --------------------

LNG Energy, Inc.                                         Nevada
Paiute Pipeline Company                                  Nevada
PriMerit Bank                                            Nevada
Southwest Gas Corporation of Arizona                     Arizona
Southwest Gas Transmission Company                 Partnership between
                                                Southwest Gas Corporation
                                               and Utility Financial Corp.
Utility Financial Corp.                                  Nevada

                                PRIMERIT BANK
                                 SUBSIDIARIES
                             AT DECEMBER 31, 1995

First Nevada, Ltd.                                       Nevada
Home Trustee, Inc.                                       Nevada
Nevada Vistas Corporation                                Nevada
Nevada High Country II Corp                              Nevada
Trans-Pacific Funding Corp                             California
Nevada Karmlco                                         California
Nevada Los Colinas                                       Nevada
Nevada Verdemont                                       California
First Nevada Company                                     Nevada
Nevada Equities, Ltd.                                    Nevada
BSF Trustee, Inc.                                        Nevada
Nevada Laurel Corporation                                Nevada
Nevada Capital, Ltd.                                   California
PriMerit Investor Services                               Nevada
Nevada Victorville Corporation                         California
Nevada Elsinore Corporation                            California
Nevada La Cresta Corporation                           California


                                  Exhibit 21.01